UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Comerica Incorporated announced today that Executive Vice President and General Auditor David E. Duprey has been named Executive Vice President and Chief Financial Officer of Comerica Incorporated and Comerica Bank, effective May 3, 2016. Mr. Duprey succeeds Karen L. Parkhill, Vice Chairman and Chief Financial Officer, who provided notification of her resignation from Comerica Incorporated and Comerica Bank on April 29, 2016. Ms. Parkhill will cease serving as Chief Financial Officer effective May 3, 2016 and her resignation as Vice Chairman will be effective May 6, 2016.

Mr. Duprey, age 58, has served as Executive Vice President and General Auditor of Comerica Incorporated and Comerica Bank since March 2006. Previously, he was a partner at Ernst & Young LLP from October 1993 to March 2006.

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 3, 2016, the registrant issued a press release regarding the promotion of Mr. Duprey and the resignation of Ms. Parkhill. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1    Press release dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ John D. Buchanan
	Name:	John D. Buchanan
	Title:	Executive Vice President-Governance,
Regulatory Relations and Legal Affairs,
and Corporate Secretary

Date: May 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 3, 2016